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                                                                    EXHIBIT 99.2

               TYCO AND BARD MUTUALLY TERMINATE MERGER AGREEMENT

PEMBROKE, BERMUDA, FEBRUARY 6, 2002--Tyco International Ltd. (NYSE-TYC, LSE-TYI, BSX-TYC) today announced that Tyco and C. R. Bard, Inc. (NYSE: BCR) mutually terminated their merger agreement. Each party will bear their own costs and expenses and no break up fee will be paid.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a diversified manufacturing and service company. Tyco is the world's largest manufacturer and servicer of electrical and electronic components; the world's largest designer, manufacturer, installer and servicer of undersea telecommunications systems; the world's largest manufacturer, installer and provider of fire protection systems and electronic security services and the world's largest manufacturer of specialty valves. Tyco also holds strong leadership positions in medical device products, financing and leasing capital, and plastics and adhesives. Tyco operates in more than 100 countries and had fiscal 2001 revenues of approximately $36 billion.